UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Howie Rosen, chief executive officer of AcelRx Pharmaceuticals, Inc. (the “Company” or “AcelRx”), will be presenting at the Ladenburg Thalmann 2016 Healthcare Conference and will utilize a slide presentation. The slide presentation, together with a slide setting forth certain cautionary language intended to qualify the forward-looking statements included in the slide presentation, are furnished as Exhibit 99.1 to this Current Report and are incorporated herein by reference. The slide presentation will also be made available in the “Investor Relations” section of AcelRx Pharmaceuticals, Inc.’s website, located at www.acelrx.com.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission under the Securities Act or the Exchange Act made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On September 27, 2016, the Company issued a press release entitled “AcelRx Initiates Phase 3 Study of Zalviso® (sufentanil sublingual tablet system) in Patients with Moderate-to-Severe Acute Post-Operative Pain” a copy of which is attached as Exhibit 99.2 to this Report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Slide presentation entitled, “AcelRx Pharmaceuticals Corporate Presentation September 2016”
99.2	Press release dated September 27, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell
Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Slide presentation entitled, “AcelRx Pharmaceuticals Corporate Presentation September 2016”
99.2	Press release dated September 27, 2016